Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ.****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

KIMBERLY L. RUDGE, ESQ.

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LATHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

February 14, 2020

iCap Vault 1, LLC

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel to iCap Vault 1, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-11 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of up to $500,000,000 aggregate principal amount of variable denomination floating rate demand notes of the Company (the “Securities”) issued pursuant to that certain Indenture by and among the Company, as issuer, Vault Holding, LLC, as a wholly owned subsidiary guarantor of a full and unconditional guarantee of the Securities, and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement (the “Indenture”). The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the “Prospectus”).

In arriving at the opinion expressed below, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Certificate of Formation and Amended and Restated Limited Liability Company Operating Agreement, (iv) resolutions of the Company’s Manager relating to the authorization of the issuance of the Securities subject to the Registration Statement; and (v) such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the genuineness of all signatures on documents reviewed by us.

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

iCap Vault 1, LLC

February 14, 2020

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

As of the date hereof, when (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Registration Statement has been declared effective and the Indenture qualified under the Trust Indenture Act of 1939, and (iii) the Securities have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the holders against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the Prospectus, and assuming that (a) the terms of the Securities as executed and delivered are as described in the Registration Statement and the Prospectus, and (b) the Securities are then issued and sold as contemplated in the Registration Statement and the Prospectus, then the Securities will be legally issued, and shall constitute valid and binding obligations of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (a) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (c) public policy considerations that may limit the rights of parties to obtain certain remedies, and (d) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations.

We are opining herein as to the effect on the subject transaction only of the laws of the State of Delaware and the Federal laws of the United States. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832